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                                                                    Exhibit 3.35

  STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 06/05/1995
 950128804 - 2514731


                          CERTIFICATE OF INCORPORATION
                                       OF
                    THIOKOL TECHNOLOGIES INTERNATIONAL, INC.


      1. The name of the Corporation is Thiokol Technologies International,
Inc.

      2. The address of its registered office in the State of Delaware is 1209 Orange Street in the City OF Wilmington, County of New Castle. The name of its registered agent at such address to The Corporation Trust Company.

      3. The nature of the business or purpose to be conducted or promoted is as follows:

      To engage in any lawful act or activity for which Corporation may be organized under the General Corporation Law of Delaware.

      4. The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) and the par value of each such share is ten cents ($.10) amounting in the aggregate to one hundred dollars ($100).

      5. The name and mailing address of the sole incorporator is as follows:


               NAME                     MAILING ADDRESS
               ----                     ---------------

          Edwin M. North              2475 Washington Blvd
                                      Ogden, Utah 84401-2398


      6. The Corporation is to have perputual existence.


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      7. In furtherance and not in limitation of the powers conferred by statute, but subject to the provisions of this Certificate of Incorporation, the Board of Directors is expressly authorized:


         To make, alter or repeal the By-Laws of the Corporation.

      8. Election of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

      9A. A director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:(i) for any breach of the director's duty of loyalty to the Corporation or to its stockholders;(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

      9B. The Corporation shell indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, Whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, tofficer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (specifically including employee benefit plans), against all loss, liability, expenses (specifically including attorneys' fees), judgments, fines (specifically including any excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect

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to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      9C. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (specifically including employee benefit plans), against all loss, liability and expenses (specifically including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation.

      9D. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in connection with any action, suit or proceeding referred to in Paragraph B and C of this Article 9 or in connection with any claim, issue or matter therein, he shall, notwithstanding anything to the contrary in this Article 9, be indemnified against expenses (specifically including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      9E. Any indemnification under Paragraph B or C of this Article 9 shall be made by the Corporation upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set

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forth in said Paragraph B and C. Such determination shall be made: (1) by the
Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion: or
(3) by the stockholders.

      9F. Expenses incurred by a director or officer of the Corporation in defending an action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation, whether under this Article 9 or otherwise. Such expenses incurred by other employees and agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

      9G. The indemnification and advancement of expenses provided by or granted pursuant to this Article 9 shall not be deemed exclusive of any other rights to which a director, officer, employee or agent of the Corporation seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or of disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The Corporation may, by motion of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the indemnification of directors and officers contained in this Article 9. The indemnification and advancement of expenses provided by or granted pursuant to this Article 9 shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.


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      9H. The Corporation shall have the power to purchase and to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (specifically including employee benefit plans) against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 9.

      9I. For purposes of this Article 9: (i) a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall conclusively be deemed to have acted in a manner "not opposed to the best interests of the Corporation"; (ii) a director who acted in good faith and who, in addition to considering the short-term interests of the Corporation's stockholders, shall have considered the long-term interests of the Corporation's stockholders, the interests of the Corporation's employees, suppliers, creditors and customers and community and societal considerations in making any decision-shall conclusively be deemed to have acted in a manner "not opposed to the best interests of the Corporation"; and (iii) a person shall not be deemed to have had "reasonable cause to believe that his conduct was unlawful" unless that person shall, with respect to the conduct in question, have acted in knowing, willful or reckless violation of the law.

      10. To the extent provided by the Delaware General Corporation Law, a director (his testator/intestate is or was a director) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that this provision shall not eliminate or limit the liability of a director (i) for any breach if the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of


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Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.


THE UNDERSIGNED, being the sole incorporator herein before named,for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 9th day of June 1995.






                                        /s/ Edwin M. North
                                        ------------------------------------
                                        Edwin M. North, Incorporator
                                        2475 Washington Blvd.
                                        Ogden, Utah 84401-2398




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STATE OF UTAH        )
                     :ss:
COUNTY OF WEBER      )

      BE IT REMEMERED that on the 9th day of June 1995, personally came before me, a Notary Public in and for the County and State aforesaid, EDWIN M. NORTH, known to me personally, duly signed the Certificate of Incorporation of Thiokol Technologies International, Inc. as its Incorporator before me and acknowledged said Certificate to be his own act and deed and that the facts stated herein are true.



      GIVEN under my hand seal of office the day and year last aforesaid.



                                             /s/  Diane [?] Hansen
                                             ---------------------------
                                             Notary Public


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